UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

COMPASS DIVERSIFIED HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED

HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sixty One Wilton Road

Second Floor

Westport, CT 06880

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Compass Group Diversified Holdings LLC (the “Company” and, together with Compass Diversified Holdings (NYSE: CODI), “CODI,” “us” or “we”), exercised its option for an incremental term loan in the amount of $30 million (the “Incremental Term Loan”) pursuant to that certain Incremental Facility Amendment, dated as of April 3, 2013 (the “Incremental Facility Amendment”), to that certain Credit Agreement, dated as of October 27, 2011 (as amended prior to the Incremental Facility Amendment and the Third Amendment (as defined below), the “Credit Agreement”), among the Company, the lenders party thereto from time to time (the “Lenders”), and Toronto Dominion (Texas) LLC, as agent for the Lenders (the “Agent”). The Incremental Term Loan was issued at 100% of par value and increased the term loans outstanding under the Credit Agreement (the “Term Loans”) from approximately $251.9 million (the “Prior Term Loans Outstanding”) to approximately $281.9 million, which will be subject to quarterly amortization payments of $712,500 with a final payment equal to the outstanding principal balance thereof in October 2017.

The Company also announced that, concurrent with the Incremental Facility Amendment, the Company, the Lenders and the Agent have entered into a further amendment to the Credit Agreement, dated as of April 3, 2013 (the “Third Amendment”). The Third Amendment (i) reduced the applicable margin on Term Loans by 100 basis points, (ii) reduced the applicable margin on revolving loans outstanding under the Credit Agreement (the “Revolving Loans”) by 50 basis points, (iii) reduced the LIBOR floor by 25 basis points, (iv) provided for a reduction in the commitment fee on Revolving Loan availability by 25 basis points upon achievement of certain financial ratios, and (v) extended the termination date for the commitments to make Revolving Loans from October 27, 2016 to April 27, 2017. All other material terms of the Credit Agreement remained unchanged.

The Company incurred fees and expenses in connection with the Incremental Facility Amendment and the Third Amendment of approximately $1.9 million in the aggregate, which amount was comprised of approximately $0.9 million in connection with re-pricing of the Term Loans, $0.9 million in connection with the amendments to the Revolving Loans, and the balance for other fees and expenses. $27.0 million of the net proceeds from the Incremental Term Loan were used to reduce the Revolving Loans outstanding.

The foregoing descriptions of the Third Amendment and the Incremental Facility Amendment are not meant to be exhaustive and are qualified in their entirety by the documents themselves, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference. Terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement, as amended by the Incremental Facility Amendment and the Third Amendment.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Third Amendment and Incremental Facility Amendment are incorporated herein in their entirety.

Section 8	Other Events

Item 8.01	Other Events.

A copy of the press release of CODI announcing its entry into the Third Amendment and the Incremental Facility Amendment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amendment to Credit Agreement among Compass Group Diversified Holdings LLC, the financial institutions party thereto and Toronto Dominion (Texas) LLC, dated as of April 3, 2013.

10.2	Incremental Facility Amendment to Credit Agreement among Compass Group Diversified Holdings LLC and Toronto Dominion (Texas) LLC, dated as of April 3, 2013.

99.1	Press Release dated April 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ James J. Bottiglieri

James J. Bottiglieri
Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ James J. Bottiglieri

James J. Bottiglieri
Chief Financial Officer